UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

Commission file number 001-16111

GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement

The information contained in Item 2.03 of this Current Report on Form 8-K (this “Report”) is incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets

On April 22, 2016, Global Payments Inc. (the “Company”) completed its merger with Heartland Payment Systems, Inc. (“Heartland”). Pursuant to the Agreement and Plan of Merger dated as of December 15, 2015, the transaction was effected by way of a two-step merger (collectively, the “Mergers”). As a result of the Mergers, each outstanding share of Heartland’s common stock, other than shares owned by (i) the Company and certain of its wholly owned subsidiaries (which were cancelled), (ii) stockholders who have properly exercised and perfected appraisal rights under Delaware law, or (iii) any direct or indirect wholly owned subsidiary of Heartland (which remain outstanding), was converted into the right to receive $53.28 in cash (the “Cash Consideration”), without interest, and 0.6687 of a share of common stock of the Company (together with the Cash Consideration, the “Merger Consideration”).

In addition, as a result of the Mergers, (i) each outstanding option to purchase Heartland common stock (other than any option with an exercise price equal to or greater than the value of the Merger Consideration, which was canceled for no consideration) was cancelled and converted into the right to receive the Merger Consideration with respect to the net number of shares of Heartland common stock underlying such option (after taking into account the exercise price of such option), and (ii) each outstanding restricted stock unit of Heartland (including each outstanding performance share unit) was vested and was converted into the right to receive the Merger Consideration for each share of Heartland common stock underlying such restricted stock unit.

The Company funded the Cash Consideration through a combination of borrowings under the Amended Credit Facility Agreement (as defined below) and available cash on hand.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously reported, on February 26, 2016, the Company and certain wholly owned subsidiaries of the Company, as borrowers or as guarantors, as applicable, entered into the First Amendment to (i) the Second Amended and Restated Term Loan Agreement and (ii) the Second Amended and Restated Credit Agreement, each with Bank of America, N.A. (“Bank of America”), as administrative agent, and a syndicate of financial institutions, as lenders and other agents (the “Amended Credit Facility Agreement”). In addition, as previously reported, on March 26, 2016, the Company and certain wholly owned subsidiaries of the Company entered into a lender joinder agreement (the “Lender Joinder Agreement”) to the Amended Credit Facility Agreement, pursuant to which a new lender agreed to provide a delayed draw term commitment under the Amended Credit Facility Agreement.

On April 22, 2016, the Company and certain wholly owned subsidiaries of the Company, as borrowers or guarantors, as applicable, Bank of America, as administrative agent, and a syndicate of financial institutions, as lenders, entered into the Heartland Incremental Term B Loan Lender Joinder Agreement (the “Heartland Joinder Agreement”) to the Amended Credit Facility Agreement. The Heartland Joinder Agreement sets forth pricing and certain other terms with respect to the term loan B facility (the “Heartland Incremental Term Loan B Facility”).

The Amended Credit Facility Agreement, after giving effect to the Lender Joinder Agreement and the Heartland Joinder Agreement, provides for (i) a $1.75 billion term loan facility, (ii) a $1.25 billion revolving credit facility, (iii) a $735 million delayed draw term loan facility and (iv) a $1.045 billion term loan B facility.

Pursuant to the Heartland Joinder Agreement, $2,612,500 of the Heartland Incremental Term Loan B Facility must be repaid each quarter commencing on September 30, 2016 and ending on March 31, 2023, with the remaining principal balance due upon maturity in April 2023. Prior to the delivery of the Company’s first compliance certificate, which must be delivered on or before August 29, 2016, the interest rate for borrowings under the Heartland Incremental Term Loan B Facility will be, at the election of the borrowers, either (i) LIBOR plus a margin of 3.50% or (ii) a base rate plus a margin of 2.50%. Following the delivery of such compliance certificate, the interest rate with respect to such borrowings will be reduced to (i) LIBOR plus 3.25% or (ii) a base rate plus a margin of 2.25%, so long as the Company’s Leverage Ratio (as defined in the Amended Credit Facility Agreement) is no greater than 3.25:1.00. The base rate is the highest of (a) the Federal Funds Effective Rate (as defined in the Amended Credit Facility Agreement) plus 0.50%, (b) the Bank of America prime rate and (c) LIBOR plus 1.0%. The obligations under the Heartland Incremental Term Loan B Facility, along with the other obligations under the Amended Credit

Facility Agreement, are secured by substantially all of the domestic assets of the Company and certain subsidiaries of the Company, including Heartland.

The Amended Credit Facility Agreement contains customary affirmative and restrictive covenants, including, among others, financial covenants based on the Company’s Leverage Ratio and ratio of EBITR to Fixed Charges (each as defined in the Amended Credit Facility Agreement). The Amended Credit Facility Agreement also includes customary events of default, the occurrence of which, following any applicable cure period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations to be immediately due and payable.

The foregoing description of the Heartland Joinder Agreement, the Amended Credit Facility Agreement and the Lender Joinder Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Heartland Joinder Agreement, the Amended Credit Facility Agreement and the Lender Joinder Agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective immediately after the closing of the Mergers and in accordance with the terms of the Merger Agreement, the Company’s board of directors (the “Board”) increased the number of members of the Board from eight to ten and appointed Robert H. B. Baldwin, Jr. and Mitchell L. Hollin to fill the resulting vacancies. Mr. Baldwin will serve as a Class III director, and Mr. Hollin will serve as a Class I director, in each case for an initial term expiring at the next meeting of the Company’s shareholders called for the purpose of electing directors or, if earlier, until his successor is elected and qualifies. The Board has determined that Mr. Hollin meets the requirements for an independent director as provided in the rules of the New York Stock Exchange. The Board has appointed Mr. Baldwin as a member of the Risk Oversight Committee and the Technology Committee and Mr. Hollin as a member of the Compensation Committee and the Risk Oversight Committee. Prior to the closing of the Mergers, Mr. Baldwin served as Heartland’s Vice Chairman, an executive position, and Mr. Hollin served as Heartland’s Lead Independent Director.

Item 7.01.     Regulation FD Disclosure
On April 25, 2016, the Company issued a press release announcing the completion of the Mergers. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits
(a)     Financial Statements of Businesses Acquired
The Company intends to file the financial statements of Heartland required by Item 9.01(a) as part of an amendment to this Report not later than July 8, 2016, which is 71 calendar days after the date this Report is required to be filed.

(b)    Pro Forma Financial Information
The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Report not later than July 8, 2016, which is 71 calendar days after the date this Report is required to be filed.

(d)     Exhibits

Exhibit No.	Description
10.1
Heartland Incremental Term B Loan Lender Joinder Agreement, dated as of April 22, 2016, by and among each of the Persons identified as “Heartland Incremental Term B Lenders” on the signature pages thereto, Global Payments Inc., certain other borrowers party thereto, the guarantors party thereto and Bank of America, N.A.

10.2
First Amendment to the Second Amended and Restated Credit Agreement, First Amendment to the Second Amended and Restated Term Loan Agreement, First Amendment to the Company Guaranties and First Amendment to the Subsidiary Guaranties, dated as of February 26, 2016, by and among the Company and Global Payments Direct, Inc., as borrowers, Bank of America, N.A., as administrative agent, and certain other lenders party thereto (filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on March 1, 2016 and incorporated herein by reference).

10.3
Lender Joinder Agreement, dated as of March 29, 2016, by and among the Company and Global Payments Direct, Inc., as borrowers, Bank of America, N.A., as administrative agent, and Bank of the Philippine Islands, as a new lender (filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on March 31, 2016 and incorporated herein by reference).

99.1	Press Release issued by the Company on April 25, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC

Date:	April 25, 2016	By: /s/ Cameron M. Bready
Cameron M. Bready
Executive Vice President and Chief Financial Officer